EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Zafgen, Inc. dated as of  September 16, 2019 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated: September 16, 2019
683 CAPITAL MANAGEMENT, LLC*

By:	/s/ Ari Zweiman
Ari Zweiman
Authorized Person

683 CAPITAL PARTNERS, LP*

By:	/s/ Ari Zweiman
Ari Zweiman
Authorized Person

/s/ Ari Zweiman
ARI ZWEIMAN *